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                                                                    EXHIBIT 23.2



                        Consent of Independent Auditors


The Board of Directors Divicore Inc.:

     We consent to the use of our report dated April 6, 1999, with respect to the balance sheet of Viona Development Hard & Software Engineering GmbH as of December 31, 1997, and the related statements of operations, stockholders' equity, and cash flows for the year then ended, which report is included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                   KPMG Deutsche Treuhand-Gesellschaft AG


Stuttgart, Germany
April 27, 1999